Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220774, 333-227643 and 333-262180) and the Registration Statement Form S-3 (No. 333-255514) of Ecovyst Inc. of our report dated February 28, 2023 relating to the financial statements of Zeolyst International, which appears in Ecovyst Inc.’s Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2023